Exhibit 99.4


                               34 Pease Road
                           Woodbridge, CT 06525
                             November 23, 2002


ROHN Industries, Inc.
6718 West Plank Road
Peoria, Illinois 61604
Attention:  Board of Directors

COPY SENT BY FACSIMILE TO 309-633-2693
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RE:  Resignation
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Gentlemen:

Attached is my signed written notice of resignation as a Director ROHN Industries, Inc. It is effective upon receipt. Notwithstanding my resignation, and the resignation as a ROHN Director of my fellow Trustee of the UNR Asbestos-Disease Claims Trust, the Trust strongly desires to participate, in its capacity as ROHN's majority stockholder, in the consideration, structuring and negotiation of the proposed transactions. We believe that it is to the mutual advantage of ROHN and the Trust that Trust representatives meet with the ROHN Board so that ny transaction, if effected, can be effected in a timely and tax-efficient manner.

                                        Sincerely,


                                        /s/ Michael E. Levine
                                            Michael E. Levine

cc:  Thomas Christopher, Esq.
     Kevin E. Irwin, Esq.